Exhibit 4.01

SUPPLEMENTAL TRUST INDENTURE FROM NORTHERN STATES POWER COMPANY (A WISCONSIN CORPORATION) TO U.S. BANK NATIONAL ASSOCIATION TRUSTEE
DATED AS OF September 1, 2018 SUPPLEMENTAL TO TRUST INDENTURE DATED APRIL 1, 1947 AND SUPPLEMENTAL AND RESTATED TRUST INDENTURE DATED MARCH 1, 1991

TABLE OF CONTENTS

		Page
PARTIES		1
RECITALS		1
ARTICLE I	SPECIFIC SUBJECTION OF ADDITIONAL PROPERTY TO THE LIEN OF THE INDENTURE	8
SECTION 1.01	Grant of Certain Property, Including Personal Property to Comply with the Uniform Commercial Code, Subject to Permitted Encumbrances Contained in the Indenture	8
ARTICLE II	FORM AND EXECUTION OF SERIES DUE SEPTEMBER 1, 2048	9
SECTION 2.01	Series Due September 1, 2048	9
SECTION 2.02	Redemption of Bonds	10
SECTION 2.03	Surrender	11
SECTION 2.04	Taxes and Governmental Charges	11
SECTION 2.05	Book-Entry System	11
ARTICLE III	APPOINTMENT OF AUTHENTICATING AGENT	14
SECTION 3.01	Appointment of Agent or Agents for Bonds of Series due September 1, 2048	14
SECTION 3.02	Concerning the Agent	14
SECTION 3.03	Form of Alternate Certificate of Authentication	15
SECTION 3.04	Limit on Location and Number of Agents	15
ARTICLE IV	FINANCING STATEMENT TO COMPLY WITH THE UNIFORM COMMERCIAL CODE	16
SECTION 4.01	Names and Addresses of Debtor and Securing Party	16
SECTION 4.02	Property Subject to Lien	16
SECTION 4.03	Maturity Dates and Principal Amounts of Obligations Secured	16
SECTION 4.04	Financing Statement Adopted for all First Mortgage Bonds Listed in Section 4.03	16
SECTION 4.05	Recording Data for the Indenture	16
SECTION 4.06	Mortgage Bonds	17

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TABLE OF CONTENTS
(continued)

		Page
ARTICLE V	MISCELLANEOUS	17
SECTION 5.01	Recitals of Fact, Except as Stated, are Statements of the Company	17
SECTION 5.02	Supplemental Trust Indenture to be Construed as Part of the Indenture	18
SECTION 5.03	Trust Indenture Act and Severability	18
SECTION 5.04	Indenture	18
SECTION 5.05	References to Either Party in Supplemental Trust Indenture Include Successors or Assigns	18
SECTION 5.06	Counterparts and Headings	18

Schedule A - Properties

ii

Supplemental Trust Indenture, made effective as of the 1st day of September, 2018, by and between NORTHERN STATES POWER COMPANY, a corporation duly organized and existing under and by virtue of the laws of the State of Wisconsin, having its principal office in the City of Eau Claire, Wisconsin (the “Company”), party of the first part, and U.S. BANK NATIONAL ASSOCIATION, a national banking association organized and existing under and by virtue of the laws of the United States of America, having its principal office in the City of St. Paul, Minnesota, as successor trustee (the “Trustee”), party of the second part;
WITNESSETH:
WHEREAS, the Company, has heretofore executed and delivered to the Trustee its Trust Indenture, made as of April 1, 1947 (the “1947 Indenture”), whereby the Company granted, bargained, sold, warranted, released, conveyed, assigned, transferred, mortgaged, pledged, set over and confirmed to the Trustee, and to its respective successors in trust, all property, real, personal and mixed then owned or thereafter acquired or to be acquired by the Company (except as therein excepted from the lien thereof) and subject to the rights reserved by the Company in and by the provisions of the 1947 Indenture, to be held by said Trustee in trust in accordance with the provisions of the 1947 Indenture for the equal pro rata benefit and security of all and every of the bonds issued and to be issued thereunder in accordance with the provisions thereof; and
WHEREAS, the Indenture (as defined below) provides that bonds may be issued thereunder in one or more series, each series to have such distinctive designation as the Board of Directors of the Company may select for such series; and
WHEREAS, the Company heretofore has executed and delivered to the Trustee the following additional Supplemental Trust Indentures which, in addition to conveying, assigning, transferring, mortgaging, pledging, setting over and confirming to the Trustee, and its respective successors in said trust, additional property acquired by it subsequent to the preparation of the next preceding Supplemental Trust Indenture and adding to the covenants, conditions and agreements of the Indenture certain additional covenants, conditions and agreements to be observed by the Company, created the following series of First Mortgage Bonds:

Date of Supplemental Trust Indenture	Designation of Series
March 1, 1949	Series due March 1, 1979 (retired)
June 1, 1957	Series due June 1, 1987 (retired)
August 1, 1964	Series due August 1, 1994 (redeemed)
December 1, 1969	Series due December 1, 1999 (redeemed)
September 1, 1973	Series due October 1, 2003 (redeemed)
February 1, 1982	Pollution Control Series A (redeemed)
March 1, 1982	Series due March 1, 2012 (redeemed)
June 1, 1986	Series due July 1, 2016 (redeemed)
March 1, 1988	Series due March 1, 2018 (redeemed)
April 1, 1991	Series due April 1, 2021 (redeemed)
March 1, 1993	Series due March 1, 2023 (redeemed)
October 1, 1993	Series due October 1, 2003 (retired)
December 1, 1996	Series due December 1, 2026 (redeemed)
September 1, 2003	Series A due October 1, 2018, and Series B due October 1, 2018
September 1, 2008	Series due September 1, 2038
October 1, 2012	Series due October 1, 2042
June 1, 2014	Series due June 15, 2024
November 1, 2017	Series due December 1, 2047
WHEREAS, the 1947 Indenture and all of the foregoing Supplemental Trust Indentures are referred to herein collectively as the “Original Indenture”; and
WHEREAS, the Company heretofore has executed and delivered to the Trustee a Supplemental and Restated Trust Indenture, dated March 1, 1991 (the “Restated Indenture”), which, in addition to conveying, assigning, transferring, mortgaging, pledging, setting over and confirming to the Trustee, and its respective successors in said trust, additional property acquired by it subsequent to the preparation of the next preceding Supplemental Trust Indenture, amended and restated the Original Indenture (except for those Supplemental Trust Indentures executed after March 1, 1991); and
WHEREAS, the Restated Indenture became effective and operative on October 1, 1993; and
WHEREAS, the Original Indenture, the Restated Indenture and all trust indentures supplemental thereto are referred to herein collectively as the “Indenture” and certain capitalized terms defined in Section 1.03 of the Restated Indenture are used with the same meanings herein; and
WHEREAS, the Company is desirous of providing for the creation under the Indenture of a new series of First Mortgage Bonds, said new series of bonds to be designated “First Mortgage Bonds, Series due September 1, 2048” the bonds of said series to be issued as registered bonds without coupons in denominations of a multiple of $1,000 and integral multiples in excess thereof, and the bonds of said series to be substantially in the following form:
(Form of Bonds of Series due September 1, 2048)
NORTHERN STATES POWER COMPANY
(Incorporated under the laws of the State of Wisconsin)
First Mortgage Bond
Series due September 1, 2048
CUSIP 665789 BA0

No. _______________	$________________

[Unless this certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation, to the Company or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or such other name as is requested by an authorized representative of The Depository Trust Company (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of The Depository Trust Company), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL since the registered owner hereof, Cede & Co., has an interest herein.]*
EXCEPT UNDER THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE, THIS GLOBAL BOND MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITORY OR BY A NOMINEE OF THE DEPOSITORY TO THE DEPOSITORY, ANOTHER NOMINEE OF THE DEPOSITORY, A SUCCESSOR OF THE DEPOSITORY OR A NOMINEE OF SUCH SUCCESSOR. *
NORTHERN STATES POWER COMPANY, a corporation organized and existing under and by virtue of the laws of the State of Wisconsin (the “Company”), for value received, hereby promises to pay to _________ or its registered assigns, at the office of the Trustee in St. Paul, Minnesota, the sum of _________ Dollars in lawful money of the United States of America, on the 1st day of September 2048, and to pay interest hereon from the date hereof at the rate of 4.20 percent per annum, in like money, until the principal hereof becomes due and payable; said interest being payable to the person entitled to such interest at the office of U.S. Bank National Association in St. Paul, Minnesota on the 1st day of March and on the 1st day of September in each year, commencing March 1, 2019; provided that at the option of the Company payment of interest may be made by wire transfer to the person entitled thereto if such person has provided proper wire transfer instructions or by check mailed to the address of such person as such address shall appear in the Bond Register maintained by the Trustee; provided further that as long as there is no existing default in the payment of interest and except for the payment of defaulted interest, the interest payable on any March 1 or September 1 will be paid to the person in whose name this bond was registered at the close of business on the record date (the February 15 prior to such March 1 or August 15 prior to such September 1 (whether or not a business day)). If any interest payment date or date on which the principal of this bond is required to be paid is not a

*This legend to be included if the bonds are issued as a global bond in book-entry form.

business day, then payment of principal, premium or interest need not be made on such date but may be made on the next succeeding business day with the same force and effect as if made on such interest payment date or date on which the principal of this bond is required to be paid and, in the case of timely payment thereof, no interest shall accrue for the period from and after such interest payment date or the date on which the principal of this bond is required to be paid.  The term “business day” shall mean any day other than a Saturday or Sunday or a day on which the offices of the Trustee in the City of St. Paul, Minnesota are closed pursuant to authorization of law.
This bond is one of a duly authorized issue of bonds of the Company, known as its First Mortgage Bonds, of the series and designation indicated on the face hereof, which issue of bonds consists, or may consist, of several series of varying denominations, dates and tenor, all issued and to be issued under and equally secured (except insofar as a sinking fund, or similar fund, established in accordance with the provisions of the Indenture may afford additional security for the bonds of any specific series) by a Trust Indenture dated April 1, 1947 (the “1947 Indenture”), as supplemented by 18 supplemental trust indentures (collectively, the “Supplemental Trust Indentures”), a Supplemental and Restated Trust Indenture dated March 1, 1991 (the “Restated Indenture”) and a new supplemental trust indenture for the bonds of this series (the “Supplemental Trust Indenture”), all of which instruments are herein collectively called the “Indenture,” executed by the Company to U.S. Bank National Association, as successor trustee (the “Trustee”). The Restated Indenture amends and restates the 1947 Indenture and certain of the Supplemental Trust Indentures and became effective and operative on October 1, 1993. Certain capitalized terms defined in the Indenture are used with the same meanings herein. Reference is made to the Indenture for a complete description of its terms. Reference hereby is made to the Indenture for a description of the property mortgaged and pledged, the nature and extent of the security, the rights of the registered holders of the bonds as to such security and the terms and conditions upon which the bonds may be issued under the Indenture and are secured. The principal hereof may be declared or may become due on the conditions, in the manner and at the time set forth in the Indenture upon the happening of a Completed Default as provided in the Indenture.
With the consent of the Company and to the extent permitted by and as provided in the Indenture, the rights and obligations of the Company and of the registered holders of the bonds and the terms and provisions of the Indenture and of any instruments supplemental thereto may be modified or altered by the affirmative vote of the registered holders of at least 66 2/3% in principal amount of the bonds then outstanding under the Indenture and any instruments supplemental thereto (excluding bonds disqualified from voting by reason of the interest of the Company or of certain related persons therein as provided in the Indenture); provided that without the consent of all registered holders of all bonds affected no such modification or alteration shall permit the extension of the maturity of the principal of any bond or the reduction in the rate of interest hereon or any other modification in the terms of payment of such principal or interest.
The Company and the Trustee may deem and treat the person in whose name this bond is registered as the absolute owner hereof for the purpose of receiving payment of or on account of the principal hereof and interest hereon and for all other purposes and shall not be affected by any notice to the contrary.

At any time prior to March 1, 2048 (which is the date that is six months prior to the maturity of the bonds of this series (the “Par Call Date”)), the Company may redeem the bonds of this series, in whole or in part on any date upon not less than 30 days’ previous notice to be given in the manner and with the effect provided in Section 10.02 of the Indenture, at a redemption price equal to the greater of (i) 100% of the principal amount of such bonds of this series being redeemed or (ii) the sum of the present values of the remaining scheduled payments of principal and interest on the bonds of this series being redeemed that would be due if such bonds matured on the Par Call Date (excluding the portion of any such accrued and unpaid interest to but excluding the date fixed for redemption), discounted to the date fixed for redemption on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate (as defined below) plus 20 basis points, plus, in each case, accrued and unpaid interest thereon to but excluding the date fixed for redemption.
At any time on or after the Par Call Date, the Company may redeem, in whole or in part, the bonds of this series at 100% of the principal amount being redeemed plus accrued and unpaid interest thereon to but excluding the date of redemption.
“Comparable Treasury Issue” means the U.S. Treasury security selected by an Independent Investment Banker as having a maturity comparable to the remaining term of the bonds being redeemed (assuming, for this purpose, that the bonds of this series matured on the Par Call Date) that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of the bonds being redeemed.
“Comparable Treasury Price” means (1) the average of the Reference Treasury Dealer Quotations for such date fixed for redemption, after excluding the highest and lowest of such Reference Treasury Dealer Quotations for such date fixed for redemption, or (2) if the Company obtains fewer than four of such Reference Treasury Dealer Quotations for the date fixed for redemption, the average of all of the Reference Treasury Dealer Quotations for such date fixed for redemption.
“Independent Investment Banker” means one of the Reference Treasury Dealers appointed by the Company.
“Primary Treasury Dealer” means any primary U.S. Government securities dealer in the United States.
“Reference Treasury Dealer” means (1) each of Mizuho Securities USA LLC and a Primary Treasury Dealer selected by U.S. Bancorp Investments, Inc., or their respective affiliates or successors, provided, however, that if any of the foregoing or any of their respective designees ceases to be a Primary Treasury Dealer, the Company will appoint another Primary Treasury Dealer as a substitute and (2) any other Primary Treasury Dealers selected by the Company after consultation with an Independent Investment Banker.
“Reference Treasury Dealer Quotations” means, for each Reference Treasury Dealer and any date fixed for redemption, the average, as determined by an Independent Investment Banker, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to an Independent Investment Banker by the Reference Treasury Dealer at 5:00 p.m., Eastern time, on the third business day preceding the date fixed for redemption.
“Treasury Rate” means, with respect to any date fixed for redemption, the rate per annum equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue, calculated using a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to such Comparable Treasury Price for the date fixed for redemption. The Treasury Rate will be calculated on the third business day preceding the date fixed for redemption.
This bond is transferable as prescribed in the Indenture by the registered holder hereof in person, or by his duly authorized attorney, at the office of the Trustee in St. Paul, Minnesota, or elsewhere if authorized by the Company, upon surrender and cancellation of this bond, and thereupon a new bond or bonds of the same series and of a like aggregate principal amount will be issued to the transferee in exchange therefor as provided in the Indenture, upon payment of taxes or other governmental charges, if any, that may be imposed in relation thereto.
Bonds of this series are interchangeable as to denominations in the manner and upon the conditions prescribed in the Indenture.
No charge shall be made by the Company for any exchange or transfer of bonds of this series, other than for taxes or other governmental charges, if any, that may be imposed in relation thereto.
The Company shall not be required to issue, transfer or exchange any bond of this series during a period of 15 days immediately preceding any selection of bonds of this series to be redeemed. The Company shall not be required to transfer or exchange any bond of this series called or being called for redemption in its entirety or to transfer or exchange the called portion of a bond of this series which has been called for partial redemption.
No recourse shall be had for the payment of the principal of or any premium or the interest on this bond, or any part thereof, or of any claim based hereon or in respect hereof or of said Indenture, against any incorporator, or any past, present or future shareholder, officer or director of the Company or of any predecessor or successor corporation, either directly or through the Company, or through any such predecessor or successor corporation, or through any receiver or a trustee in bankruptcy, whether by virtue of any constitution, statute or rule of law or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as part of the consideration for the issue hereof, expressly waived and released, as more fully provided in the Indenture.
This bond shall not be valid or become obligatory for any purpose unless and until the certificate of authentication hereon shall have been signed by or on behalf of U.S. Bank National Association, as successor Trustee under the Indenture, or its successor thereunder.
IN WITNESS WHEREOF, NORTHERN STATES POWER COMPANY has caused this bond to be signed in its name by its President or a Vice President and its corporate seal, or a facsimile thereof, to be hereto affixed and attested by its Secretary or an Assistant Secretary.

Dated:	NORTHERN STATES POWER COMPANY

Attest:	By:
[Vice] President
(Form of Trustee’s Certificate)
This bond is one of the bonds of the series designated thereon, described in the within‑mentioned Indenture.

U.S. BANK NATIONAL ASSOCIATION, as Trustee
By:
Authorized Officer
and
WHEREAS, the Company is desirous of conveying, assigning, transferring, mortgaging, pledging, setting over and confirming to the Trustee and to its respective successors in trust, additional property that was not expressly described in the Original Indenture, in the Restated Indenture or in any previous Supplemental Trust Indenture; and
WHEREAS, the Indenture provides in substance that the Company and the Trustee may enter into indentures supplemental thereto for the purposes, among others, of creating and setting forth the terms of any new series of bonds and of conveying, assigning, transferring, mortgaging, pledging, setting over and confirming to the Trustee additional property of the Company, and for any other purpose not inconsistent with the terms of the Indenture; and
WHEREAS, the execution and delivery of this Supplemental Trust Indenture have been duly authorized by a resolution adopted by the Board of Directors or a Committee of the Board of Directors of the Company; and
WHEREAS, the Trustee has duly determined to execute this Supplemental Trust Indenture and to be bound, insofar as it may lawfully do so, by the provisions hereof;
NOW, THEREFORE, Northern States Power Company, in consideration of the premises and of one dollar duly paid to it by the Trustee at or before the ensealing and delivery of these presents, the receipt of which is hereby acknowledged, and other good and valuable considerations, does hereby covenant and agree to and with U.S. Bank National Association, as Trustee, and its successors in the trust under the Indenture for the benefit of the registered holders of the bonds, or any of them, issued or to be issued thereunder, as follows:

ARTICLE I
SPECIFIC SUBJECTION OF ADDITIONAL PROPERTY
TO THE LIEN OF THE INDENTURE
SECTION 1.01. The Company, in order to better secure the payment, of both the principal and interest, of all bonds of the Company at any time outstanding under the Indenture according to their tenor and effect and the performance of and compliance with the covenants and conditions contained in the Indenture, has granted, bargained, sold, warranted, released, conveyed, assigned, transferred, mortgaged, pledged, set over and confirmed, and by these presents does grant, bargain, sell, warrant, release, convey, assign, transfer, mortgage, pledge, set over and confirm, unto U.S. Bank National Association, as Trustee, and to its respective successors in said trust forever, subject to the rights reserved by the Company in and by the provisions of the Indenture, all of the property described and mentioned or enumerated in the schedule annexed hereto and marked Schedule A, reference to said schedule being made hereby with the same force and effect as if the same were incorporated herein at length; together with all and singular the tenements, hereditaments and appurtenances belonging and in any way appertaining to the aforesaid property or any part thereof with the reversion and reversions, remainder and remainders, tolls, rents and revenues, issues, income, products and profits thereof;
Also, in order to subject the personal property and chattels of the Company to the Lien of the Indenture and in conformity with the provisions of the Uniform Commercial Code, all fossil, nuclear, hydro and other electric generating plants, including buildings and other structures, turbines, generators, boilers, reactors, nuclear fuel, other boiler plant equipment, condensing equipment and all other generating equipment; substations; electric transmission and distribution systems, including structures, poles, towers, fixtures, conduits, insulators, wires, cables, transformers, services and meters; steam heating mains and equipment; gas transmission and distribution systems, including structures, storage facilities, mains, compressor stations, purifier stations, pressure holders, governors, services and meters; office, shop and other buildings and structures, furniture and equipment; apparatus and equipment of all other kinds and descriptions; all municipal and other franchises, all leaseholds, licenses, permits, privileges and patent rights, parts or parcels of such real property; all as now owned or hereafter acquired by the Company pursuant to the provisions of the Indenture;
All the estate, right, title and interest and claim whatsoever, at law as well as in equity, that the Company now has or hereafter may acquire in and to the aforesaid property and franchises and every part and parcel thereof; excluding, however, (1) all shares of stock, bonds, notes, evidences of indebtedness and other securities other than such as may be or are required to be deposited from time to time with the Trustee in accordance with the provisions of the Indenture; (2) cash on hand and in banks other than such as may be or is required to be deposited from time to time with the Trustee in accordance with the provisions of the Indenture; (3) contracts, claims, bills and accounts receivable and choses in action other than such as may be or are required to be assigned to the Trustee in accordance with the provisions of the Indenture; (4) motor vehicles; (5) any stock of goods, wares and merchandise, equipment and supplies acquired for the purpose of sale or lease in the usual course of business or for the purpose of consumption in the operation, construction or repair of any of the properties of the Company; and (6) the properties described in Schedule B annexed to the 1947 Indenture;

To have and to hold all said property, real, personal and mixed, mortgaged, pledged or conveyed by the Company as aforesaid, or intended so to be, to the Trustee and its successors and assigns forever, subject, however, to Permitted Encumbrances and to the further reservations, covenants, conditions, uses and trusts set forth in the Indenture; in trust nevertheless for the same purposes and upon the same conditions as are set forth in the Indenture.
ARTICLE II
FORM AND EXECUTION OF SERIES DUE September 1, 2048
SECTION 2.01. There is hereby created, for issuance under the Indenture, a series of bonds designated Series due September 1, 2048, each of which shall bear the descriptive title “First Mortgage Bonds, Series due September 1, 2048,” (such bonds, the "Series 2048 Bonds") and the form thereof shall contain suitable provisions with respect to the matters specified in this Section 2.01. The bonds of said series shall be substantially of the tenor and purport hereinbefore recited. The bonds of said series shall initially be authenticated and delivered in the aggregate principal amount of $200,000,000. The bonds of said series may be reopened and additional bonds of said series may be issued in excess of the amount initially authenticated and delivered, provided that such additional bonds of said series will contain the same terms (including the maturity date and interest rate), except for the public offering price, the issue date and, if applicable, the first interest accrual and payment dates, as the other bonds of said series. Any such additional bonds of said series, together with the bonds of said series initially authenticated, shall constitute a single series for purposes of the Indenture and shall be limited to an aggregate principal amount of $500,000,000. The bonds of said series shall mature on September 1, 2048, and shall be issued as registered bonds without coupons in denominations of a multiple of $1,000 and integral multiples in excess thereof. The bonds of said series shall bear interest at the rate of 4.20% per annum payable semi-annually on March 1 and September 1 of each year commencing March 1, 2019, and the principal shall be payable at the office of the Trustee in St. Paul, Minnesota, in lawful money of the United States of America, and the interest shall be payable in like money to the person entitled to such interest at said office of the Trustee in St. Paul, Minnesota, provided that at the option of the Company payment of interest may be made by wire transfer to the person entitled thereto if such person has provided proper wire transfer instructions or by check mailed to the address of such person as such address shall appear in the Bond Register maintained by the Trustee. Interest on the Series 2048 Bonds shall be calculated on the basis of a 360-day year consisting of twelve 30-day months. If any interest payment date or date on which the principal of the Series 2048 Bonds is required to be paid is not a business day, then payment of principal, premium or interest need not be made on such date but may be made on the next succeeding business day with the same force and effect as if made on such interest payment date or date on which the principal of the Series 2048 Bonds is required to be paid and, in the case of timely payment thereof, no interest shall accrue for the period from and after such interest payment date or the date on which the principal of the Series 2048 Bonds is required to be paid. The Series 2048 Bonds shall be dated as of the date of authentication thereof by the Trustee.
As long as there is no existing default in the payment of interest on the Series 2048 Bonds, the person in whose name any Series 2048 Bond is registered at the close of business on any Regular Record Date with respect to any interest payment date shall be entitled to receive the interest payable on such interest payment date notwithstanding any transfer or exchange of such

Series 2048 Bond subsequent to the Regular Record Date and on or prior to such interest payment date. Defaulted Interest shall be paid by the Company as provided in Section 2.03 of the Indenture.
The term “Regular Record Date” as used herein with respect to any interest payment date (March 1 or September 1) shall mean the February 15 prior to such March 1 or August 15 prior to such September 1 (whether or not a business day). The term “business day” as used in this Section 2.01 shall mean any day other than a Saturday or Sunday or a day on which the offices of the Trustee in the City of St. Paul, Minnesota are closed pursuant to authorization of law.
SECTION 2.02. At any time prior to March 1, 2048 (which is the date that is six months prior to the maturity of the Series 2048 Bonds (the “Par Call Date”)), the Company may redeem the Series 2048 Bonds, in whole or in part on any date upon not less than 30 days’ previous notice to be given in the manner and with the effect provided in Section 10.02 of the Indenture, at a redemption price equal to the greater of (i) 100% of the principal amount of such Series 2048 Bonds being redeemed or (ii) the sum of the present values of the remaining scheduled payments of principal and interest on the Series 2048 Bonds being redeemed that would be due if such Bonds matured on the Par Call Date (excluding the portion of any such accrued and unpaid interest to but excluding the date fixed for redemption), discounted to the date fixed for redemption on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate (as defined below) plus 20 basis points, plus, in each case, accrued and unpaid interest thereon to but excluding the date fixed for redemption. At any time on or after the Par Call Date, the Company may redeem, in whole or in part, the Series 2048 Bonds at 100% of the principal amount being redeemed plus accrued and unpaid interest thereon to but excluding the date fixed for redemption.
“Comparable Treasury Issue” means the U.S. Treasury security selected by an Independent Investment Banker as having a maturity comparable to the remaining term of the bonds being redeemed (assuming, for this purpose, that the Series 2048 Bonds matured on the Par Call Date) that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of the bonds being redeemed.
“Comparable Treasury Price” means (1) the average of the Reference Treasury Dealer Quotations for such date fixed for redemption, after excluding the highest and lowest of such Reference Treasury Dealer Quotations for such date fixed for redemption, or (2) if the Company obtains fewer than four of such Reference Treasury Dealer Quotations for the date fixed for redemption, the average of all of such Reference Treasury Dealer Quotations for the date fixed for redemption.
“Independent Investment Banker” means one of the Reference Treasury Dealers appointed by the Company.
“Primary Treasury Dealer” means any primary U.S. Government securities dealer in the United States.

“Reference Treasury Dealer” means (1) each of Mizuho Securities USA LLC and a Primary Treasury Dealer selected by U.S. Bancorp Investments, Inc., or their respective affiliates or successors, provided, however, that if any of the foregoing or any of their respective designees ceases to be a Primary Treasury Dealer, the Company will appoint another Primary Treasury Dealer as a substitute and (2) any other Primary Treasury Dealers selected by the Company after consultation with an Independent Investment Banker.
“Reference Treasury Dealer Quotations” means, for each Reference Treasury Dealer and any date fixed for redemption, the average, as determined by an Independent Investment Banker, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to an Independent Investment Banker by the Reference Treasury Dealer at 5:00 p.m., Eastern time, on the third business day preceding the date fixed for redemption.
“Treasury Rate” means, with respect to any date fixed for redemption, the rate per annum equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue, calculated using a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to such Comparable Treasury Price for the date fixed for redemption. The Treasury Rate will be calculated on the third business day preceding the date fixed for redemption.
The Series 2048 Bonds are not subject to a sinking fund.
The redemption prices of the Series 2048 Bonds need not be specified in any temporary bond of said series if an appropriate reference be made in said temporary bond to the provision of this Section 2.02.
SECTION 2.03. The registered owner of any Series 2048 Bond or Bonds at his, her or its option may surrender the same at the office of the Trustee in St. Paul, Minnesota, or elsewhere if authorized by the Company, for cancellation, in exchange for other bonds of the said series of the same aggregate principal amount, bearing interest as provided in Section 2.01 hereof thereupon, and upon receipt of any payment required under the provisions of Section 2.04 hereof, the Company shall execute and deliver to the Trustee and the Trustee shall authenticate and deliver such other registered bonds to such registered holder at its office or at any other place specified as aforesaid.
SECTION 2.04. No charge shall be made by the Company for any exchange or transfer of the Series 2048 Bonds other than for taxes or other governmental charges, if any, that may be imposed in relation thereto.
SECTION 2.05. (a) Except as provided in subsections (c) and (g) of this Section 2.05, the registered holder of all of the Series 2048 Bonds shall be The Depository Trust Company (“DTC”) and such Series 2048 Bonds shall be registered in the name of Cede & Co., as nominee for DTC. Payment of principal of, premium, if any, and interest on any Series 2048 Bonds registered in the name of Cede & Co. shall be made by transfer of New York Federal or equivalent immediately available funds with respect to the Series 2048 Bonds to the account of

Cede & Co. on each such payment date for the Series 2048 Bonds at the address indicated for Cede & Co. in the Bond Register kept by the Trustee.
(b)    The Series 2048 Bonds shall be initially issued in the form of one or more separate single authenticated fully registered certificates in the aggregate principal amount of the Series 2048 Bonds. Upon initial issuance, the ownership of such Series 2048 Bonds shall be registered in the Bond Register kept by the Trustee in the name of Cede & Co., as nominee of DTC. The Trustee and the Company may treat DTC (or its nominee) as the sole and exclusive registered holder of the Series 2048 Bonds registered in its name for the purposes of payment of the principal of, premium, if any, and interest on the Series 2048 Bonds and of giving any notice permitted or required to be given to registered holders under the Indenture, except as provided in Subsection 2.05(g) below; and neither the Trustee nor the Company shall be affected by any notice to the contrary. Neither the Trustee nor the Company shall have any responsibility or obligation to any of DTC’s participants (each a “Participant”), any person claiming a beneficial ownership in the Series 2048 Bonds under or through DTC or any Participant (each a “Beneficial Owner”), or any other person that is not shown on the Bond Register maintained by the Trustee as being a registered holder, with respect to (1) the accuracy of any records maintained by DTC or any Participant; (2) the payment of DTC or any Participant of any amount in respect of the principal of, premium, if any, or interest on the Series 2048 Bonds; (3) the delivery by DTC or any Participant of any notice to any Beneficial Owner which is permitted or required to be given to registered holders under the Indenture of the Series 2048 Bonds; (4) the selection of the Beneficial Owners to receive payment in the event of any partial redemption of the Series 2048 Bonds; or (5) any consent given or other action taken by DTC as bondholder. The Trustee shall pay all principal of, premium, if any, and interest on the Series 2048 Bonds registered in the name of Cede & Co. only to or “upon the order of” (as that term is used in the Uniform Commercial Code as adopted in Wisconsin and New York) DTC, and all such payments shall be valid and effective to fully satisfy and discharge the Company’s obligations with respect to the principal of, premium, if any, and interest on such Series 2048 Bonds to the extent of the sum or sums so paid. Except as otherwise provided in Subsections 2.05(c) and (g) below, no person other than DTC shall receive authenticated bond certificates evidencing the obligation of the Company to make payments of principal of, premium, if any, and interest on the Series 2048 Bonds. Upon delivery by DTC to the Trustee of written notice to the effect that DTC has determined to substitute a new nominee in place of Cede & Co., and subject to the provisions of the Indenture with respect to transfers of bonds, the word “Cede & Co.” in this Supplemental Trust Indenture shall refer to such new nominee of DTC.
(c)    If the Company in its discretion determines that it is in the best interest of the Beneficial Owners that they be able to obtain bond certificates for the Series 2048 Bonds or there shall have occurred and be continuing a Completed Default with respect to the Series 2048 Bonds, the Company may notify DTC and the Trustee, whereupon DTC will notify the Participants of the availability through DTC of bond certificates. In such event, the Trustee shall issue, transfer and exchange bond certificates as requested by DTC in appropriate amounts pursuant to Article II of the Indenture and Section 2.03 of this Supplemental Trust Indenture. The Company shall pay all costs in connection with the production of bond certificates if the Company makes such a determination under this Subsection 2.05(c). DTC may determine to discontinue providing its services with respect to the Series 2048 Bonds at any time by giving written notice to the Company and the Trustee and discharging its responsibilities with respect thereto under applicable law.

Under such circumstances (if there is no successor book-entry depository), the Company and the Trustee shall be obligated (at the sole cost and expense of the Company) to deliver bond certificates as described in this Supplemental Trust Indenture. If bond certificates are issued, the provisions of the Indenture shall apply to, among other things, the transfer and exchange of such certificates and the method of payment of principal of, premium, if any, and interest on such certificates. Whenever DTC requests the Company and the Trustee to do so, the Company will direct the Trustee (at the sole cost and expense of the Company) to cooperate with DTC in taking appropriate action after reasonable notice (1) to make available one or more separate certificates evidencing the Series 2048 Bonds to any Participant or (2) to arrange for another book-entry depository to maintain custody of certificates evidencing the Series 2048 Bonds registered in the name of such depository or its nominee. Any successor book-entry depository must be a clearing agency registered with the Securities and Exchange Commission pursuant to Section 17A of the Securities Exchange Act of 1934, as amended, and must enter into an agreement with the Company and the Trustee agreeing to act as the depository and clearing agency for the Series 2048 Bonds (except as provided in Subsection 2.05(g) below). After such agreement has become effective, DTC shall present the Series 2048 Bonds for registration of transfer in accordance with Section 2.11 of the Indenture, and the Trustee shall register them in the name of the successor book-entry depository or its nominee and all references thereafter to DTC shall be to such successor book-entry depository. If a successor book-entry depository has not accepted such position before the effective date of DTC’s termination of its services, the book-entry system shall automatically terminate and may not be reinstated without the consent of all registered holders of the Series 2048 Bonds.
(d)    Notwithstanding any other provision of this Supplemental Trust Indenture to the contrary, so long as any Series 2048 Bonds are registered in the name of Cede & Co., as nominee of DTC, all payments with respect to the principal of, premium, if any, and interest on such Series 2048 Bonds and all notices with respect to such Series 2048 Bonds shall be made and given, respectively, to DTC as provided in the blanket representation letter among DTC, the Company and the Trustee. The Trustee is hereby authorized and directed to comply with all terms of the representation letter.
(e)    In connection with any notice or other communication to be provided pursuant to the Indenture for the Series 2048 Bonds by the Company or the Trustee with respect to any consent or other action to be taken by the registered holders of the Series 2048 Bonds, the Company or the Trustee, as the case may be, shall seek to establish a record date to the extent permitted by the Indenture for such consent or other action and give DTC notice of such record date not less than fifteen (15) calendar days in advance of such record date to the extent possible. Such notice to DTC shall be given only when DTC is the sole registered holder.
(f)    NEITHER THE COMPANY NOR THE TRUSTEE WILL HAVE ANY RESPONSIBILITY OR OBLIGATIONS TO THE PARTICIPANTS OR THE BENEFICIAL OWNERS WITH RESPECT TO (1) THE ACCURACY OF ANY RECORDS MAINTAINED BY DTC OR ANY PARTICIPANT; (2) THE PAYMENT BY DTC OR ANY PARTICIPANT OF ANY AMOUNT DUE TO ANY BENEFICIAL OWNER IN RESPECT OF THE PRINCIPAL OF, PREMIUM, IF ANY, OR INTEREST ON THE SERIES 2048 BONDS; (3) THE DELIVERY BY DTC OR ANY PARTICIPANT OF ANY NOTICE TO ANY BENEFICIAL OWNER WHICH IS REQUIRED OR PERMITTED UNDER THE TERMS OF THE

INDENTURE TO BE GIVEN TO REGISTERED HOLDERS; (4) THE SELECTION OF THE BENEFICIAL OWNERS TO RECEIVE PAYMENT IN THE EVENT OF ANY PARTIAL REDEMPTION OF THE SERIES 2048 BONDS; OR (5) ANY CONSENT GIVEN OR OTHER ACTION TAKEN BY DTC AS A REGISTERED HOLDER.
SO LONG AS CEDE & CO. IS THE REGISTERED HOLDER OF THE SERIES 2048 BONDS AS NOMINEE OF DTC, REFERENCES HEREIN TO REGISTERED HOLDERS OF THE SERIES 2048 BONDS SHALL MEAN CEDE & CO. AND SHALL NOT MEAN THE BENEFICIAL OWNERS OF THE SERIES 2048 BONDS NOR THE PARTICIPANTS.
(g)    The Company, in its sole discretion, may terminate the services of DTC with respect to the Series 2048 Bonds if the Company determines that: (i) DTC (x) is unable to discharge its responsibilities with respect to the Series 2048 Bonds or (y) at any time ceases to be a clearing agency registered under the Securities Exchange Act of 1934, as amended; or (ii) there shall have occurred and be continuing a Completed Default with respect to the Series 2048 Bonds. The Company, in its sole discretion, may terminate the services of DTC with respect to the Series 2048 Bonds if the Company determines that a continuation of the requirement that all of the outstanding Series 2048 Bonds be registered with the registration books kept by the Trustee in the name of Cede & Co., as nominee of DTC, is not in the best interest of the Beneficial Owners of the Series 2048 Bonds. After such event and if no substitute book-entry depository is appointed by the Company, bond certificates will be delivered as described in the Indenture.
(h)    Upon the termination of the services of DTC with respect to the Series 2048 Bonds pursuant to subsections (c) or (g) of this Section 2.05 after which no substitute book-entry depository is appointed, the Series 2048 Bonds shall be registered in whatever name or names registered holders transferring or exchanging the Series 2048 Bonds shall designate in accordance with the provisions of the Indenture.
ARTICLE III
APPOINTMENT OF AUTHENTICATING AGENT
SECTION 3.01. The Trustee shall, if requested in writing to do so by the Company, promptly appoint an agent or agents of the Trustee who shall have authority to authenticate registered Series 2048 Bonds in the name and on behalf of the Trustee. Such appointment by the Trustee shall be evidenced by a certificate of a vice-president of the Trustee delivered to the Company prior to the effectiveness of such appointment.
SECTION 3.02. (a) Any such authenticating agent shall be acceptable to the Company and at all times shall be a corporation which is organized and doing business under the laws of the United States or of any State, is authorized under such laws to act as authenticating agent, has a combined capital and surplus of at least $10,000,000 and is subject to supervision or examination by federal or state authority. If such corporation publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section 3.02, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published.

(b)    Any corporation into which any authenticating agent may lawfully be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which any authenticating agent shall be a party, or any corporation succeeding to the corporate agency business of any authenticating agent, shall continue to be the authenticating agent without the execution or filing of any paper or any further act on the part of the Trustee or the authenticating agent.
(c)    Any authenticating agent at any time may resign by giving written notice of resignation to the Trustee and to the Company. The Trustee may at any time, and upon written request of the Company to the Trustee shall, terminate the agency of any authenticating agent by giving written notice of termination to such authenticating agent and to the Company. Upon receiving such a notice of resignation or upon such a termination, or in case at any time any authenticating agent shall cease to be eligible in accordance with the provisions of this Section 3.02, the Trustee, unless otherwise requested in writing by the Company, promptly shall appoint a successor authenticating agent, which shall be acceptable to the Company. Any successor authenticating agent upon acceptance of its appointment hereunder shall become vested with all the rights, powers, duties and responsibilities of its predecessor hereunder, with like effect as if originally named. No successor authenticating agent shall be appointed unless eligible under the provisions of this Section 3.02.
(d)    The Trustee agrees to pay to any authenticating agent, appointed in accordance with the provisions of this Section 3.02, reasonable compensation for its services, and the Trustee shall be entitled to be reimbursed for such payments.
SECTION 3.03. If an appointment is made pursuant to this Article III, the registered Series 2048 Bonds shall have endorsed thereon, in addition to the Trustee’s Certificate, an alternate Trustee’s Certificate in the following form:
This bond is one of the bonds of the Series designated thereon, described in the within-mentioned Indenture.

U.S. BANK NATIONAL ASSOCIATION, as Trustee
By:
Authenticating Agent

By:
Authorized Officer

SECTION 3.04. No provision of this Article III shall require the Trustee to have at any time more than one such authenticating agent for any one State or to appoint any such authenticating agent in the State in which the Trustee has its principal place of business.

ARTICLE IV
FINANCING STATEMENT TO COMPLY WITH
THE UNIFORM COMMERCIAL CODE
SECTION 4.01. The name and address of the debtor and secured party are set forth below:

Debtor:	Northern States Power Company c/o Dawn Schultz, Siting & Land Rights Xcel Energy PO Box 8 Eau Claire, WI 54702-0008
Secured Party:	U.S. Bank National Association, as Trustee c/o U.S. Bank Global Corporate Trust Services 60 Livingston Avenue, EP-MN-WS3C St. Paul, Minnesota 55107
NOTE: Northern States Power Company, the debtor above named, is “a transmitting utility” under the Uniform Commercial Code as adopted in Wisconsin and Michigan.
SECTION 4.02. Reference to Article I hereof is made for a description of the property of the debtor covered by this Financing Statement with the same force and effect as if incorporated in this Section 4.02 at length.
SECTION 4.03. The maturity dates and respective principal amounts of obligations of the debtor secured and presently to be secured by the Indenture, reference to all of which for the terms and conditions thereof is hereby made with the same force and effect as if incorporated herein at length, are as follows:

First Mortgage Bonds	Principal Amount
Series A and Series B due October 1, 2018	$150,000,000
Series due September 1, 2038	$200,000,000
Series due October 1, 2042	$100,000,000
Series due June 15, 2024	$200,000,000
Series due December 1, 2047	$100,000,000
Series due September 1, 2048	$200,000,000

SECTION 4.04. This Financing Statement is hereby adopted for all of the First Mortgage Bonds of the Series mentioned above secured by said Indenture.
SECTION 4.05. The 1947 Indenture, the Restated Indenture and the Supplemental Trust Indentures, as set forth below, have been filed or recorded in each and every office in the States of Wisconsin and Michigan designated by law for the filing or recording thereof in respect of all property of the Company subject thereto:

Original Indenture Dated April 1, 1947	Supplemental Trust Indenture Dated March 1, 1949
Supplemental Trust Indenture Dated June 1, 1957	Supplemental Trust Indenture Dated August 1, 1964
Supplemental Trust Indenture Dated December 1, 1969	Supplemental Trust Indenture Dated September 1, 1973
Supplemental Trust Indenture Dated February 1, 1982	Supplemental Trust Indenture Dated March 1, 1982
Supplemental Trust Indenture Dated June 1, 1986	Supplemental Trust Indenture Dated March 1, 1988
Supplemental and Restated Trust Indenture Dated March 1, 1991	Supplemental Trust Indenture Dated April 1, 1991
Supplemental Trust Indenture Dated March 1, 1993	Supplemental Trust Indenture Dated October 1, 1993
Supplemental Trust Indenture Dated December 1, 1996	Supplemental Trust Indenture Dated September 1, 2003
Supplemental Trust Indenture Dated September 1, 2008	Supplemental Trust Indenture Dated October 1, 2012
Supplemental Trust Indenture Dated June 1, 2014	Supplemental Trust Indenture Dated November 1, 2017
SECTION 4.06. The property covered by this Financing Statement also shall secure additional series of First Mortgage Bonds of the debtor that may be issued from time to time in the future in accordance with the provisions of the Indenture.
ARTICLE V
MISCELLANEOUS
SECTION 5.01. The recitals of fact herein, except the recital that the Trustee has duly determined to execute this Supplemental Trust Indenture and be bound, insofar as it may lawfully so do, by the provisions hereof and in the bonds shall be taken as statements of the Company and shall not be construed as made by the Trustee. The Trustee makes no representations as to the value of any of the property subjected to the Lien of the Indenture, or any part thereof, or as to the title of the Company thereto, or as to the security afforded thereby and hereby, or as to the validity of this Supplemental Trust Indenture or of the bonds issued under the Indenture by virtue hereof (except the Trustee’s certificate), and the Trustee shall incur no responsibility in respect of such matters.

SECTION 5.02. This Supplemental Trust Indenture shall be construed in connection with and as a part of the Indenture.
SECTION 5.03. (a) If any provision of this Supplemental Trust Indenture limits, qualifies or conflicts with another provision of the Indenture required to be included in indentures qualified under the Trust Indenture Act of 1939, as amended (as enacted prior to the date of this Supplemental Trust Indenture) by any of the provisions of Sections 310 to 317, inclusive, of the said Act, such required provisions shall control.
(b)    In case any one or more of the provisions contained in this Supplemental Trust Indenture or in the bonds issued hereunder shall be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and therein shall not in any way be affected, impaired, prejudiced or disturbed thereby.
SECTION 5.04. Wherever in this Supplemental Trust Indenture the word “Indenture” is used without the prefix “1947,” “Original,” “Restated” or “Supplemental,” such word was used intentionally to include in its meaning the 1947 Indenture, as amended and restated by the Restated Indenture, and all indentures supplemental thereto.
SECTION 5.05. Wherever in this Supplemental Trust Indenture either of the parties hereto is named or referred to, this shall be deemed to include the successors or assigns of such party, and all the covenants and agreements in this Supplemental Trust Indenture contained by or on behalf of the Company or by or on behalf of the Trustee shall bind and inure to the benefit of the respective successors and assigns of such parties, whether so expressed or not.
SECTION 5.06. (a) This Supplemental Trust Indenture may be executed simultaneously in several counterparts, and all said counterparts executed and delivered, each as an original, shall constitute but one and the same instrument.
(b)    The Table of Contents and the descriptive headings of the several Articles of this Supplemental Trust Indenture were formulated, used and inserted in this Supplemental Trust Indenture for convenience only and shall not be deemed to affect the meaning or construction of any of the provisions hereof.
_______________

IN WITNESS WHEREOF, NORTHERN STATES POWER COMPANY, a Wisconsin corporation, party of the first part, has caused its corporate name and seal to be hereunto affixed, and this Supplemental Trust Indenture, to be signed by its President or a Vice President, and attested by an authorized officer, for and in its behalf, and U.S. BANK NATIONAL ASSOCIATION, a national banking association duly organized and existing under and by virtue of the laws of the United States of America, as Trustee, party of the second part, to evidence its acceptance of the trust hereby created, has caused this Supplemental Trust Indenture to be signed by its President or a Vice President, and attested by an authorized officer, for and in its behalf, all done this 5th day of September, 2018.

NORTHERN STATES POWER COMPANY

/s/ Sarah W. Soong
By: Sarah W. Soong
Attest:	Its: Vice President and Treasurer

/s/ Jodee Marble
By: Jodee Marble Its: Assistant Secretary

Executed by NORTHERN STATES POWER COMPANY in the presence of:	(CORPORATE SEAL)
/s/ Kaydra A. Kirtz
Kaydra A. Kirtz
Witness

/s/ Mary Schell
Mary Schell
Witness

[Signature page to Supplemental Indenture]

U.S. BANK NATIONAL ASSOCIATION, as Trustee

/s/ Joshua A. Hahn
By: Joshua A. Hahn
Its: Vice President
Attest:

/s/ Raymond S. Haverstock
By: Ryamond S. Haverstock
Its: Vice President

Executed by U.S. BANK NATIONAL ASSOCIATION, in the presence of:

/s/ Laura Saunders
Laura Saunders
Witness

/s/ Sodarany Pen
Sodarany Pen
Witness

[Signature page to Supplemental Indenture]

STATE OF MINNESOTA	)
	)	SS.:
COUNTY OF HENNEPIN	)

On this the 5th day of September, 2018, before me, Amy Jo Larkin, a Notary Public, the undersigned officer, personally appeared Sarah W. Soong and Jodee Marble, who acknowledged themselves to be the Vice President and Treasurer and the Assistant Secretary, respectively, of Northern States Power Company, a Wisconsin corporation, and that they, as such Vice President and Treasurer and Assistant Corporate Secretary, respectively, being authorized to do so, executed the foregoing instrument for the purposes therein contained, by signing the name of the corporation by themselves as Sarah W. Soong and Jodee Marble, respectively.
IN WITNESS WHEREOF, I hereunto set my hand and official seal.

/s/ Amy Jo Larkin Amy Jo Larking Notary Public In and For County of Hennepin State of Minnesota My commission expires: January 31, 2023
(NOTARY SEAL)

[Signature page to Supplemental Indenture]

STATE OF MINNESOTA	)
	)	SS.:
COUNTY OF RAMSEY	)

On this the 4th day of September, 2018, before me, Judy A. Galberth, notary public, the undersigned officer, personally appeared Joshua A. Hahn and Raymond S. Haverstock, who acknowledged themselves to each be a Vice President of U.S. Bank National Association, a national banking association, and that they, as such Vice Presidents, being authorized to do so, executed the foregoing instrument for the purposes therein contained, by signing the name of the corporation by themselves as Joshua A. Hahn and Raymond S. Haverstock, respectively.
IN WITNESS WHEREOF, I hereunto set my hand and official seal.

/s/ Judy A. Galberth Judy A. Galberth Notary Public In and For County of Ramsey State of Minnesota My commission expires: January 31, 2021

(NOTARY SEAL)

[Signature page to Supplemental Indenture]

SCHEDULE A

The property referred to in the granting clause in the foregoing Supplemental Trust Indenture from Northern States Power Company to U.S. Bank National Association, as Trustee, dated September 1, 2018 includes parts or parcels of real property and other property hereinafter more specifically described. Such description, however, is not intended to limit or impair the scope or intention of the general description contained in the granting clauses or elsewhere herein or in the Indenture.

I. PROPERTIES IN THE STATE OF WISCONSIN

1.	The following described real property, situated, lying and being in the County of Ashland, to wit:

Ashland Office Additional Land
Lots Six (6) and Seven (7), Block Sixty-Four (64), Ellis Division, City of Ashland, Ashland County, Wisconsin.

The Parcel Identification Number is 201-01275-0000.

2.	The following described real property, situated, lying and being in the County of Bayfield, to wit:

Fish Creek Substation
The Northeast Quarter of the Southeast Quarter (NE1/4SE1/4), Section Three (3), Township Forty-Seven (47) North, Range Five (5) West, Town of Eileen, Bayfield County, Wisconsin, LESS Railroad Right-of-Way.

The Parcel Identification Number is 04-020-2-47-05-03-4 01-000-100.

3.	The following described real property, situated, lying and being in the County of Chippewa, to wit:

Holcombe Hydro

A.	The South One-half of vacated 6th Street which abuts Lots 1 through 10, Block 10, Plat of Little Falls, Town of Lake Holcombe, Chippewa County, Wisconsin.

The North One-half of vacated 5th Street which abuts Lots 11 through 20, Block 10, Plat of Little Falls, Town of Lake Holcombe, Chippewa County, Wisconsin.

The vacated alley which runs through Block 10, Plat of Little Falls, Town of Lake Holcombe, Chippewa County, Wisconsin.

That portion of the vacated alley which runs along the West line of the Plat of Little Falls from the North line of vacated 6th Street in the Plat of Little Falls to the center of vacated 5th Street in the Plat of Little Falls, Town of Lake Holcombe, Chippewa County, Wisconsin.

To be joined with and made a part of Tax Parcel No. 23206-2812-61381001.

B.	The South One-half of vacated 5th Street which abuts Lots 1 through 10, Block 11, Plat of Little Falls, Town of Lake Holcombe, Chippewa County, Wisconsin.

The North One-half of vacated 4th Street which abuts Lots 11 through 20, Block 11, Plat of Little Falls, Town of Lake Holcombe, Chippewa County, Wisconsin.

The vacated alley which runs through Block 11, Plat of Little Falls, Town of Lake Holcombe, Chippewa County, Wisconsin.

That portion of the vacated alley which runs along the West line of the Plat of Little Falls from the center of vacated 5th Street in the Plat of Little Falls to the center of vacated 4th Street in the Plat of Little Falls, Town of Lake Holcombe, Chippewa County, Wisconsin.

To be joined with and made a part of Tax Parcel No. 23206-2813-61381101.

C.	The South One-half of vacated 4th Street which abuts Lots 1 through 10, Block 14, Plat of Little Falls, Town of Lake Holcombe, Chippewa County, Wisconsin.

The North One-half of vacated 3rd Street which abuts Lots 11 through 20, Block 14, Plat of Little Falls, Town of Lake Holcombe, Chippewa County, Wisconsin.

The vacated alley which runs through Block 14, Plat of Little Falls, Town of Lake Holcombe, Chippewa County, Wisconsin.

That portion of the vacated alley which runs along the West line of the Plat of Little Falls from the center of vacated 4th Street in the Plat of Little Falls to the center of vacated 3rd Street in the Plat of Little Falls, Town of Lake Holcombe, Chippewa County, Wisconsin.

To be joined with and made a part of Tax Parcel No. 23206-2813-61381401.

D.	The South One-half of vacated 3rd Street which abuts Lots 1 through 10, Block 15, Plat of Little Falls, Town of Lake Holcombe, Chippewa County, Wisconsin.

The North One-half of vacated 2nd Street which abuts Lots 11 through 20, Block 15, Plat of Little Falls, Town of Lake Holcombe, Chippewa County, Wisconsin.

The vacated alley which runs through Block 15, Plat of Little Falls, Town of Lake Holcombe, Chippewa County, Wisconsin.

That portion of the vacated alley which runs along the West line of the Plat of Little Falls from the center of vacated 3rd Street in the Plat of Little Falls to the center of vacated 2nd Street in the Plat of Little Falls, Town of Lake Holcombe, Chippewa County, Wisconsin.

To be joined with and made a part of Tax Parcel No. 23206-2813-61381501.

E.	The South One-half of vacated 2nd Street and the North One-half of the vacated alley which abuts Lots 1 through 5, Block 18, Plat of Little Falls, Town of Lake Holcombe, Chippewa County, Wisconsin.

To be joined with and made a part of Tax Parcel No. 23206-2813-61381801.

F.	The South One-half of vacated 2nd Street and the North One-half of the vacated alley which abuts Lots 8 through 10, Block 18, Plat of Little Falls, Town of Lake Holcombe, Chippewa County, Wisconsin.

The South One-half of the vacated alley and the North One-half of vacated 1st Street which abuts Lot 11 and the West One-half of Lot 12, Block 18, Plat of Little Falls, Town of Lake Holcombe, Chippewa County, Wisconsin.

That portion of the vacated alley which runs along the West line of the Plat of Little Falls from the center of vacated 2nd Street in the Plat of Little Falls to the center of vacated 1st Street in the Plat of Little Falls, Town of Lake Holcombe, Chippewa County, Wisconsin.

To be joined with and made a part of Tax Parcel No. 23206-2813-61381808.

G.	The South One-half of the vacated alley which abuts Lots 19 and 20, Block 18, including the abandoned railroad right of way, Plat of Little Falls, Town of Lake Holcombe, Chippewa County, Wisconsin.

To be joined with and made a part of Tax Parcel No. 23206-2813-61381819.

H.	The North One-half of the vacated alley which abuts Lots 1 through 4, Block 19, including the abandoned railroad right of way, Plat of Little Falls, Town of Lake Holcombe, Chippewa County, Wisconsin.

To be joined with and made a part of Tax Parcel No. 23206-2813-61381901.

I.	The South One-half of vacated 1st Street which abuts Lot 10 and the West One-half of Lot 9, Block 19, Plat of Little Falls, Town of Lake Holcombe, Chippewa County, Wisconsin.

The North One-half of the vacated alley which abuts Lots 8 through 10, Block 19, Plat of Little Falls, Town of Lake Holcombe, Chippewa County, Wisconsin.

That portion of the vacated alley which runs along the West line of the Plat of Little Falls from the center of vacated 1st Street in the Plat of Little Falls to the South boundary of the Plat of Little Falls, Town of Lake Holcombe, Chippewa County, Wisconsin.

To be joined with and made a part of Tax Parcel No. 23206-2813-61381908.

J.	The North One-half of the vacated alley which abuts Lots 8, 9 and 10, Block 12, Plat of Little Falls, Town of Lake Holcombe, Chippewa County, Wisconsin.

The South One-half of the vacated alley which abuts Lots 11 and 12, Block 12, Plat of Little Falls, Town of Lake Holcombe, Chippewa County, Wisconsin.

To be joined with and made a part of Tax Parcel No. 23206-2813-61381208.

K.	The South One-half of the vacated alley which abuts Lots 16, 17 and 18, Block 12, Plat of Little Falls, Town of Lake Holcombe, Chippewa County, Wisconsin.

To be joined with and made a part of Tax Parcel No. 23206-2813-61381216.

L.	The vacated alley which abuts Lots 5 through 16, Block 13, Plat of Little Falls, Town of Lake Holcombe, Chippewa County, Wisconsin.

The North One-half of vacated 3rd Street which abuts Lots 11 through 16, Block 13, Plat of Little Falls, Town of Lake Holcombe, Chippewa County, Wisconsin.

To be joined with and made a part of Tax Parcel No. 23206-2813-61381305.

M.	The South One-half of vacated 3rd Street which abuts Lots 1 through 10, Block 16, Plat of Little Falls, Town of Lake Holcombe, Chippewa County, Wisconsin.

The vacated alley running through Block 16, Plat of Little Falls, Town of Lake Holcombe, Chippewa County, Wisconsin.

The North One-half of vacated 2nd Street which abuts Lots 11 through 20, Block 16, Plat of Little Falls, Town of Lake Holcombe, Chippewa County, Wisconsin.

To be joined with and made a part of Tax Parcel No. 23206-2813-61381601.

N.	The South One-half of vacated 2nd Street and the North One-half of the vacated alley which abuts Lots 3 through 10, Block 17, Plat of Little Falls, Town of Lake Holcombe, Chippewa County, Wisconsin.

The South One-half of the vacated alley and the North One-half of vacated 1st Street which abuts Lots 11 through 20, Block 17, Plat of Little Falls, Town of Lake Holcombe, Chippewa County, Wisconsin.

To be joined with and made a part of Tax Parcel No. 23206-2813-61381703.

O.	The South One-half of vacated 1st Street and the North One-half of the vacated alley which abuts Lots 1 through 9, Block 20, Plat of Little Falls, Town of Lake Holcombe, Chippewa County, Wisconsin.

To be joined with and made a part of Tax Parcel No. 23206-2813-61382001.

P.	The South One-half of the vacated alley which abuts Lot 1, Block 1, Eau Claire Realty Company’s Plat of Holcombe, Town of Lake Holcombe, Chippewa County, Wisconsin.

The East One-half of the vacated alley which abuts Lots 1 through 7, Block 1, Eau Claire Realty Company’s Plat of Holcombe, Town of Lake Holcombe, Chippewa County, Wisconsin.

To be joined with and made a part of Tax Parcel No. 23206-2842-61420101.

Q.	The East One-half of the vacated alleys which abut Lots 4, 5 and 6, Block 5, Eau Claire Realty Company’s Plat of Holcombe, Town of Lake Holcombe, Chippewa County, Wisconsin.

To be joined with and made a part of Tax Parcel No. 23206-2842-61420504.

R.
The South One-half of the vacated alley located along the South line of the Plat of Little Falls, which abuts that part of Government Lot 5, which is part of the abandoned railroad right of way, being 300 feet wide and lying North of County Trunk M, Section 28, Township 32 North, Range 6 West, Town of Lake Holcombe, Chippewa County, Wisconsin.

To be joined with and made a part of Tax Parcel No. 23206-2842-50050444.

S.
The South One-half of the vacated alley located along the South line of the Plat of Little Falls, which abuts that part of Government Lot 5 lying North of County Trunk M, except the abandoned railroad right of way, Section 28, Township 32 North, Range 6 West, Town of Lake Holcombe, Chippewa County Wisconsin.

The West One-half of the vacated alley located along the West side of Eau Claire Realty Company’s Plat, which abuts that part of Government Lot 5, Section 28, Township 32 North, Range 6 West, Town of Lake Holcombe, Chippewa County, Wisconsin, lying South of County Trunk M, and lying West of 276th Street,
EXCEPT abandoned railroad right of way, and
EXCEPT Eau Claire Realty Company’s Plat of Holcombe, and
EXCEPT a part of Government Lot 5, Section 28, Township 32 North, Range 6 West, Town of Lake Holcombe, Rusk County, Wisconsin, described as follows: Commencing at the Southwest corner of Lot 15, Block 5, Eau Claire Realty Company’s Plat of Holcombe, thence S 71°47’ W, 18.40 feet along the North line of Irvine Avenue; thence N 18°58’ W, 51.25 feet; thence N 9°11’ E, 54.30 feet; thence N 72°37’ E, 51 feet; thence S 65°00’ E, 7.50 feet to the centerline of the abandoned alley running in a North-South direction through said Block 5; thence S 25°00’ W, 91.30 feet along the centerline of said abandoned alley; thence S 18°32’ E, 27.04 feet to the point of beginning.
EXCEPT a part of the Southwest Quarter of the Southeast Quarter and Government Lot 5 of Section 28, Township 32 North, Range 6 West, Town of Lake Holcombe, Chippewa County, Wisconsin, described as follows: Commencing at the Southwesterly corner of Lot 15, Block 5 of Eau Claire Realty Company’s Plat of Holcombe, thence Westerly along the Northerly line of Irvine Avenue 120 feet, thence Northerly at right angles to Irvine Avenue 100 feet, thence Easterly parallel with Irvine Avenue 185 feet, thence Southerly at right angles to Irvine Avenue to the Northwesterly boundary of Block 5, Eau Claire Realty Plat, thence Southerly along said Northwesterly boundary of Block 5 to the Northwest corner of said Lot 15, Block 5, thence Southerly along the Westerly line of said Lot 15, Block 5, to the place of beginning, and
EXCEPT part of Government Lot 5, Section 28, Township 32 North, Range 6 West, Town of Lake Holcombe, Chippewa County, Wisconsin, and more particularly described as follows: Commencing at the Northeast corner of Block 5 of the Eau Claire Realty Co. Plat of Holcombe, and running thence S 71°47’ W, 38.4 feet along the South side of Frawley Avenue, extended to the boundary of said Eau Claire Realty Co. Plat, which is the point of beginning the land to be described; thence N 25°00’ E, 56.10 feet along the West boundary of said Eau Claire Realty Co. Plat; thence N 5°30’ W 132.00 feet; thence S 71°47’ W, 116.00 feet; thence S 20°27’ W, 217.15 feet; thence N 71°47’ E, 184.00 feet to the point of beginning, and
EXCEPT the Northerly 200 feet of that portion of Government Lot 5, Section 28, Township 32 North, Range 6 West, Town of Lake Holcombe, Chippewa County, Wisconsin, lying Southerly of County Trunk M as relocated, Easterly of the Northerly extension of Main Street and Westerly of the Northerly extension of Hughitt Street in the Map of Little Falls in Holcombe, more particularly described as follows: Commencing at the point of intersection of the Southerly line of County Trunk M, as relocated, with the Westerly line of Hughitt Street in Eau Claire Realty Company’s Plat of Holcombe, as extended Northerly; thence Southerly at right angles to County Trunk M, along the Westerly line of Hughitt Street 200 feet; thence Westerly at right angles to Hughitt Street and parallel with County Trunk M, 241 feet to the Easterly line of Main Street in the Map of Little Falls, as extended Northerly; thence turning an angle to the right of 74°06’ and running along Easterly line of said Main Street, extended Northerly, to an intersection with the Southerly line of County Trunk M at a point 298 feet West of point of beginning; thence Easterly along Southerly line of County Trunk M, 298 feet to point of beginning, except any portions now used or formerly used for railway purposes.

To be joined with and made a part of Tax Parcel No. 23206-2842-50050002.

4.	The following described real property, situated, lying and being in the County of Clark, to wit:

Cotton School Substation Additional Land

A.	That portion of the Northeast Quarter of the Northwest Quarter of Section 6, Township 24 North, Range 4 West, Town of Mentor, Clark County, Wisconsin described as follows:

Commencing at the northeast corner of said Northeast Quarter of the Northwest Quarter of Section 6; thence South 01 degree 58 minutes 39 seconds West, along the east line of said Northwest Quarter of the Northeast Quarter a distance of 54.81 feet to the south right of way line of U.S. Highway No. 10 and the point of beginning; thence continuing along said east line South 01 degree 58 minutes 39 seconds West 759.76 feet; thence North 12 degrees 14 minutes 46 seconds West 632.65 feet; thence North 04 degrees 40 minutes 58 seconds East 142.57 feet to said south right of way line of U.S. Highway No. 10; thence South 89 degrees 36 minutes 08 seconds East, along said south right of way line 148.77 feet to the point of beginning.

BEING A PORTION OF THE PROPERTY HAVING BEEN PREVIOUSLY DESCRIBED OF RECORD AS FOLLOWS:

That part of the fractional NE ¼ of the NW ¼ of Section 6, Township 24 North, Range 4 West, Town of Mentor, Clark County, Wisconsin, as described in Volume 142 Deeds, page 523. EXCEPTING therefrom property described in Conveyance of Lands For Highway Purposes recorded April 24, 1922 in Volume 122 Deeds, Page 450, as Document No. 162972.

The Parcel Identification Number is part of 040-0043-000

B.	That portion of the Northwest Quarter of the Northeast Quarter of Section 6, Township 24 North, Range 4 West, Town of Mentor, Clark County, Wisconsin described as follows:

Commencing at the northwest corner of said Northwest Quarter of the Northeast Quarter of Section 6; thence South 01 degree 58 minutes 39 seconds West, along the west line of said Northwest Quarter of the Northeast Quarter a distance of 54.81 feet to the point of beginning; thence continuing along said west line South 01 degree 58 minutes 39 seconds West 759.76 feet; thence South 88 degrees 01 minute 21 seconds East 33.00 feet; thence North 01 degree 58 minutes 39 seconds East 760.67 feet; thence North 89 degrees 36 minutes 08 seconds West 33.01 feet to the point of beginning.

BEING A PORTION OF THE PROPERTY HAVING PREVIOUSLY BEEN DESCRIBED OF RECORD AS FOLLOWS:

NW ¼ of the NE ¼ of Section 6, Township 24 North, Range 4 West, Town of Mentor, Clark County Wisconsin, EXCEPT lands described in Volume 132 Deeds, page 126,
ALSO EXCEPT Commencing at the Southwest corner of said NW ¼ of the NE ¼, thence East along the South line of said forty to the Southeast corner of said NW ¼ of the NE ¼, thence North along the East line of said forty, 660 feet, thence West parallel with the South section line, 920 feet, thence South at a right angle parallel to the East section line, 540 feet, thence West parallel with the South section line, 400 feet, more or less, to a point on the West line of said NW ¼ of the NE ¼, thence South along the West line of said NW ¼ of the NE ¼, 120 feet, more or less, to the point of beginning. ALSO EXCEPT property described in Conveyance of Lands for Highway Purposes recorded April 6, 1933 in Vol. 142 of Deeds, Page 465, as Document No. 202605.
ALSO EXCEPT property described in Conveyance of Lands for Highway Purposes recorded April 17, 1933 in Vol. 142 of Deeds, Page 473, as Document No. 202657.

The Parcel Identification Number is part of 040-0038-000

5.	The following described real property, situated, lying and being in the County of Rusk, to wit:

Twin Creek Substation
The Southwest Quarter of the Northeast Quarter; the South One-half of the Southeast Quarter of the Northeast Quarter; and the Northwest Quarter of the Southeast Quarter of the Northeast Quarter, all in Section 31, Township 35 North, Range 6 West, Town of Flambeau, Rusk County, Wisconsin.

The Parcel Identification Numbers are 012-00744-000 and 012-00746-0000

6.	The following described real property, situated, lying and being in the County of Sawyer, to wit:

Farmers Inn Substation Additional Land
Those parts of the Northwest Quarter of the Southeast Quarter (NW1/4-SE1/4) of Section Twenty-two (22), Township Forty-one (41) North, Range Nine (9) West (in the City of Hayward), Sawyer County, WI, described as:

A.	Lot Four (4) of Certified Survey Map No. 3777 in Volume 15, pages 300-301 as Document No. 241428;

B.	Out Lot Twelve (12) of Certified Survey Map No. 6418 in Volume 23, Pages 243-244 as Document No. 299979.

The Parcel Identification Number is 236-941-22-4202

II. TRANSMISSION LINES OF THE COMPANY
IN THE STATE OF WISCONSIN

The electric transmission lines of the Company, including towers, poles, pole lines, wire switch racks, switchboards, insulators, and other appliances and equipment, and all other property forming a part thereof or appertaining thereto, and all service lines extending therefrom; together with all rights for or relating to the construction, maintenance of operation thereof, through, over, under, or upon any private property of public street or highways within as well as without the corporate limits of any municipal corporation, and particularly the following described lines, to wit:

Line 3443

Polk County
Section 34, Township 33 North, Range 16 West

Line 3606 and Line 3624

Ashland County
Sections 15, 16 and 22, Township 47 North, Range 4 West

MORTGAGOR’S RECEIPT FOR COPY
The undersigned, Northern States Power Company, a Wisconsin corporation, the Mortgagor described in the foregoing instrument, hereby acknowledges that it has this day received from U.S. Bank National Association the Mortgage described therein, a full, true, complete, and correct copy of said instrument with signatures, witnesses and acknowledgments thereon shown. Dated this 5th day of September, 2018.

NORTHERN STATES POWER COMPANY

/s/ Sarah W. Soong
By: Sarah W. Soong
Attest:	Its: Vice President and Treasurer

/s/ Jodee Marble
By: Jodee Marble Its: Assistant Secretary
(CORPORATE SEAL)